    As filed with the Securities and Exchange Commission on December 4, 1995


                                                       Registration No. 33-75862


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                      Phoenix Information Systems Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Delaware                                                    13-3337797
--------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

100 Second Avenue South, Suite 1100, St. Petersburg, Florida                             33701
---------------------------------------------------------------------------------------------------------------
          (Address of Principal Executive Offices)                                     (Zip Code)


                Consulting and Services Compensation Agreement
--------------------------------------------------------------------------------
                            (Full title of the plan)


     Robert P. Gordon, 100 Second Avenue South, Suite 1100, St. Petersburg,
                                 Florida  33701
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (813) 894-8021
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)




                        CALCULATION OF REGISTRATION FEE


                                         Proposed maximum     Proposed maximum
Title of securities     Amount to be      offering price     aggregate offering         Amount of
 to be registered        registered          per share             price             registration fee


                                 Not Applicable

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated into this post-effective amendment by reference and made a part hereof:

                 (i) Contents of the Company's Initial Registration Statement on Form S-8, SEC File No. 33-75862, filed with the Securities and Exchange Commission on March 1, 1994; (ii) contents of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 2, 1995, SEC File No. 0-26532; (iii) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, and the consolidated financial statements and schedules of the Company included therein, audited by Coopers & Lybrand, L.L.P., Certified Public Accountants, as set forth in their report with respect thereto; and (iv) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this post-effective amendment and prior to the filing of any other post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this post-effective amendment by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in the Initial Registration Statement, in a supplement to the Initial Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Initial Registration Statement and this post-effective amendment to the extent that a statement contained herein or in any subsequently filed supplement to the Initial Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Initial Registration Statement and this post-effective amendment.

                                    EXHIBITS

   Exhibit No.              Description
   -----------              -----------
       4.1                  Registration Statement of the Registrant on Form 8-A (filed on August 2, 1995, File No. 0-26532, and incorporated herein by reference)

       5.1                  Opinion of Counsel, Futro & Associates, P.C. (not required with respect to reoffered securities)

       10.1                 Consulting Services and Compensation Agreement, as may be amended from time to time (filed with the
                            Registrant's Initial Registration Statement on Form S-8, filed on March 1, 1994, File No. 33-75862, and incorporated herein by reference)

       24.1                 Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants

       24.2                 Consent of Counsel, Futro & Associates, P.C.


               REOFFER PROSPECTUS PREPARED IN ACCORDANCE WITH THE
                       REQUIREMENTS OF PART I OF FORM S-3

                               (BEGINS NEXT PAGE)




                                     (ii)

                       PHOENIX INFORMATION SYSTEMS CORP.

                             UP TO 3,096,899 SHARES
                          COMMON STOCK, $.01 PAR VALUE


    All of the shares of Common Stock offered hereby are being sold by the Selling Security Holders, each of whom are deemed to be affiliates of the Company. The shares of Common Stock being registered hereunder for reoffer and resale are defined as control securities and may be reoffered and resold on a continuous or delayed basis in the future. See "Selling Security Holders." The Company will not receive any of the proceeds from the sale of shares by the Selling Security Holders. The Common Stock has been registered with the Securities and Exchange Commission pursuant to
    Section 12(g) of the Securities Exchange Act of 1934, and is traded on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "PHXS." On November 30, 1995, the closing bid and asked price was $3.875 and $4.00 per share.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.


                                ________________



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                THE DATE OF THIS PROSPECTUS IS DECEMBER 4, 1995.

                 AVAILABLE INFORMATION AND CERTAIN DEFINITIONS

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities, maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a registration statement on Form S-8 (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, regarding the shares of the Company offered. This Prospectus, filed as part of the Registration Statement, omits certain information regarding the Company and the securities offered. Reference is made to the Registration Statement and the Exhibits filed therewith, which may be obtained from the principal office of the Securities and Exchange Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549 upon request and payment of the prescribed fee.

         All references herein to the "Company" include Phoenix Information Systems Corp. and its subsidiaries: Phoenix Systems Group, Inc., Phoenix Systems Ltd., Hainan Phoenix Information Systems, Ltd., and American International Travel Agency, Inc.


                       DISCLOSURE OF COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.


                      ENFORCEABILITY OF CIVIL LIABILITIES
                      UNDER UNITED STATES SECURITIES LAWS

         Certain of the Company's subsidiaries' directors, officers, and controlling persons reside outside the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or to enforce against them judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws or state securities laws. The Company has been advised that there is doubt as to the enforceability against such persons, whether in original actions or in actions for enforcement of Judgments of United States courts, of civil liabilities predicated solely upon the United States federal securities laws or state securities laws.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated into this prospectus by reference and made a part hereof:

                 (i) Contents of the Company's Initial Registration Statement on Form S-8, SEC File No. 33-75862, filed with the Securities and Exchange Commission on March 1, 1994; (ii) contents of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 2, 1995, SEC File No. 0-26532; (iii) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, and the consolidated financial statements and schedules of the Company included therein, audited by Coopers & Lybrand, L.L.P., Certified Public Accountants, as set forth in their report with respect thereto; and (iv) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporate by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits and schedules to such documents, unless such exhibits or schedules are specifically incorporated by reference in such documents). Requests should be directed to Phoenix Information Systems Corp., Shareholder Relations Department, 100 Second Avenue South, Suite 1100, St. Petersburg, Florida 33701, and at (813) 894-8021.




                               TABLE OF CONTENTS

         AVAILABLE INFORMATION AND CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .  2
         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  2
         ENFORCEABILITY OF CIVIL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . . . . . . . . . .  3
         PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         INTERESTS OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                               PROSPECTUS SUMMARY

         The following summary information should be read in conjunction with, and is qualified in its entirety by, the detailed information and financial statements and related notes thereto appearing either elsewhere in this Prospectus or included in the Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference. Unless otherwise indicated, all references in this Prospectus to the "Company" refer to Phoenix Information Systems Corp. and its subsidiaries: Phoenix Systems Group, Inc. (wholly-owned since March 27, 1995), Phoenix Systems Ltd. (wholly-owned since November 11, 1993), Hainan Phoenix Information Systems, Ltd. (70% owned since November 22, 1993), and American International Travel Agency, Inc. (wholly-owned since September 15, 1994).

THE COMPANY

         Phoenix Information Systems Corp. ("PISC") was incorporated in Delaware on April 4, 1986. PISC is a development-stage information processing, marketing and sales company that has developed an integrated airline and hotel travel reservation system. PISC has installed and plans to be the first company to operate an advanced computerized reservation system ("CRS") for the domestic airlines, hotels and travel agencies in the People's Republic of China ("China"). PISC plans to provide state-of-the-art, travel- related information services to China through its joint venture with China Hainan Airlines ("Hainan Airlines"), named Hainan Phoenix Information Systems, Ltd. ("Hainan-Phoenix"). The Company owns 70% of Hainan-Phoenix through its wholly-owned subsidiary, Phoenix Systems Ltd., a Bermuda Corporation. PISC has not generated any significant revenues, earnings or history of operations from inception to the date of this Prospectus. Consequently, PISC's continued existence has depended, and continues to depend, upon its ability to raise capital.

         Phoenix Systems Group, Inc. ("PSG") was incorporated on June 25, 1987 under the laws of the State of Delaware and commenced development-stage operations on April 1, 1989 to become involved in the growth of both business and leisure travel to China and to participate in the emerging developments of associated travel infrastructure within China, including transportation, lodging, funds transfer, and data communications.

         Phoenix Systems Ltd. ("PSL"), a Bermuda corporation and wholly-owned subsidiary of the Company, was formed in 1993 to establish foreign computerized reservation systems ("CRS") joint ventures. PSL formed its first CRS joint venture company with Hainan Airlines . The Company expects to enter into additional joint venture opportunities in China and other countries. PSL has the responsibility, outside of China, to market all the Company's products, including the exclusive marketing rights to market the Chinese airline seats and hotel rooms.

         American International Travel Agency, Inc. ("American") was incorporated in 1977 in the State of Florida to provide retail leisure travel services, but has expanded its customer base to include commercial travel services. On September 15, 1994, PISC consummated the acquisition of all the capital stock of American in exchange for 25,000 shares of common stock in PISC.

THE OFFERING

         Common Stock offered by the Selling Security Holders       3,096,899

         Shares of Common Stock Outstanding
                 Before the Offering                                42,642,398
                 After the Offering                                 42,642,398

         Use of Proceeds                                            The Company will not receive any proceeds from the sale of shares by the Selling Security Holders

         Electronic Bulletin Board Symbol                           PHXS

DESCRIPTION OF SECURITIES TO BE REGISTERED

         The Registrant's Common Stock was registered with the Securities and Exchange Commission on August 2, 1995, pursuant to Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, SEC File No. 0-26532, and the securities to be registered hereunder for reoffer and resale by the Selling Security Holders are of the same class. The Selling Security Holders acquired the shares of Common Stock pursuant to Registrant's employee's and consultant's benefit plan, entitled "Consulting and Services Compensation Agreement," as may be amended from time to time (the "Plan"). The shares to be issued pursuant to the Plan and the shares underlying any grant of option thereunder have been registered with the Securities and Exchange Commission under its initial registration statement on Form S-8, SEC File No. 33-75862, of which this prospectus is a part.

                                  RISK FACTORS

         The Company's securities involves a high degree of risk, including, but not limited to, the factors described below. An investment in the Company's securities should be made only by persons who can afford a loss of their entire investment. Investors should consider carefully the following risk factors inherent in and affecting the business of the Company.

         1. DEVELOPMENT STAGE COMPANY. The Company was organized under the laws of the State of Delaware on April 4, 1986. On March 4, 1991, the Company entered into an agreement to acquire approximately 98% of PSG pursuant to a Plan of Reorganization in exchange for an amount representing 90% of the Company's outstanding Common Stock. PSG was incorporated under the laws of the State of Delaware on June 25, 1987 and commenced development stage operations on April 1, 1989.

         Since inception, the Company has been engaged principally in negotiating various agreements with respect to its proposed business operations and attempting to obtain financing to support its operations. The likelihood of success of the Company must be considered in light of the risks, costs, difficulties and delays frequently encountered in establishing new businesses and developing new products and/or services, particularly such types of activities within China. There could be no assurance that the Company's business will prove to be commercially feasible, successful or profitable.

         2. HISTORY OF OPERATING LOSSES; WORKING CAPITAL DEFICIT; FINANCIAL INSTABILITY. During the years ended March 31, 1995, 1994, 1993, 1992 and 1991, the Company sustained net losses of $4,841,824, $2,567,932, $1,640,852,
$549,095, and $167,007, respectively. These losses are expected to continue for the fiscal year ending March 31, 1996 and for a presently undetermined time.

         The Company has had limited revenues, no operations, and no operating history. The Company's independent certified public accountants have included an explanatory paragraph in their reports on the Company's financial statements stating that various factors affecting the Company's operations raise substantial doubt as to the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern or achieve material revenues or profitable operations.

         3. SEC INVESTIGATION CONCLUDED. On September 30, 1994, the Securities and Exchange Commission ("SEC") issued an Order Instituting Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order against Harvest International of America, Inc., an affiliate of the Company ("Harvest") and Robert P. Gordon. The findings and remedial sanctions imposed by the Order were in accordance with Offers of Settlement dated July 24, 1994, submitted by Harvest and Mr. Gordon, which the SEC accepted. Without admitting or denying liability, Harvest and Mr. Gordon consented to the cease and desist Order alleging violations of Section 17(a) of the 1933 Act and Section 10(b) and Rule 10b-5 of the 1934 Act by reason of alleged misrepresentations in 1990 and 1991 in connection with the offer and sale of Harvest non-interest bearing promissory notes convertible into common stock of the predecessors of Phoenix and PSG, and which common stock was to have been issued and registered within 30 or 60 days from the dates of the various notes.

         4. NEGOTIATIONS WITH ADDITIONAL DOMESTIC AIRLINES IN CHINA AND HOTELS. The Company is presently negotiating to install its Reservation Systems with various additional hotels and domestic airlines located in China and on Hainan Island besides those already under contract. No assurances can be given that the Company will successfully conclude these negotiations by executing definitive agreements, or, if successful, that such agreements will be on terms satisfactory to the Company.

         5. POLITICAL, ECONOMIC AND LEGAL UNCERTAINTIES OF CONDUCTING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA. The Company is subject to various significant risks inherent in doing business in The People's Republic of China, including political and economic instability and undetermined difficulty in engaging in any type of litigation to enforce contractual rights and copyright protection. In June 1989, uncertainties resulting from political instability in China generally had a detrimental impact on foreign companies conducting business in China and had the effect of delaying the Company's proposed operations and financing efforts. There can be no assurance that similar events in the future, in China or elsewhere, will not disrupt the Company's activities and have a material adverse effect on the Company's operations. There can be no assurance at all that the Company will be able to enforce its contractual rights or receive damages for their breach or other justified remedies in China should the occasion arise.

         The Company is also subject to various additional risks of doing business in China and abroad, including, but not limited to, volatile fluctuations in foreign currency, restrictions on transfer of funds, and risks of non-acceptance in currency exchanges, all of which could have a significant impact upon the Company's business.

         6. TECHNOLOGICAL OBSOLESCENCE. The computer software field is characterized by rapid technological developments and advances, particularly in the travel industry. Although the Company believes that its reservation system is expected to be technically and economically competitive and it is anticipated that it will not become obsolete for the foreseeable future, it is possible that intervening development of new technology and/or new systems could render all or part of the Company's reservation system virtually obsolete at any time.

         7. COMPETITION. Hotel chains such as Sheraton and Hyatt have computerized reservation systems pertaining to their own hotels, however, management believes that they do not offer the complete land services which are anticipated to be offered by the Company. International Air Carriers, such as United, Northwest, Air China and Japan Airlines have computerized reservation systems for international travel, however, they do not offer complete reservation services for intra-China flights. No assurances can be given that other better capitalized companies with greater resources and more experienced personnel may not seek to compete directly with the Company's proposed computerized reservation system.

         Fundamental to installing any reservation system is access to a communications link, and China's network capacity is believed by management to be severely limited. The Joint Venture has successfully negotiated an agreement to obtain access to ChinaPac, China's only state-of-the-art data communications line. Management has been informed that it is difficult to obtain access to ChinaPac. However, the Company cannot make representations that a competitor could not gain access to ChinaPac, obtain contracts with various Chinese domestic airlines, and enter into competition with the Company.

         8. NO DIVIDENDS AND NONE ANTICIPATED. The payment by the Company of cash dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and by reason of its present financial status and its contemplated future financial requirements does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future.

         9. FUTURE SALES OF COMMON STOCK BY MANAGEMENT AND OTHERS. The Company has 42,642,398 shares issued and outstanding as of the date of this Prospectus. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Rule 144 also permits under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. Future sales of such shares made under Rule 144 may have an adverse effect on the then prevailing market price, if any, of the Common Stock and adversely affect the Company's ability to obtain future financing in the capital markets as well as create a potential market overhang. Pursuant to Rule 144, approximately 5,500,000 shares became eligible for sale under Rule 144 at various times between March 1993 and January 1995, absent registration of such shares with the Securities and Exchange Commission.

                            SELLING SECURITY HOLDERS

         The following table sets forth all persons eligible to resell and the amounts of securities available to be resold, if known at the date of this Prospectus, whether or not they have a present intent to do so. Reoffer and resales of the following securities may be made on a continuous or delayed basis in the future. The shares of Common Stock being registered hereunder for reoffer and resale are defined as control securities and have been or will be acquired by the Selling Security Holders, each of whom are deemed to be affiliates of the Company, pursuant to the Registrant's Consulting and Services Compensation Agreement.

                            Relationship with     Number of Shares      Number of Shares       Percentage of
Name and address of         Registrant within    beneficially owned       which may be      Shares beneficially
Selling Stockholder          past three years    before the offering   offered for resale   owned after offering
-------------------          ----------------    -------------------   ------------------   --------------------
Robert P. Gordon                   (1)              4,294,419 (2)        1,500,000 (2)             9.6
100 Second Ave. South
St. Petersburg, FL 33701

Xenophon L. Sanders                (3)               50,000 (4)           500,000 (4)               *
100 Second Ave. South
St. Petersburg, FL 33701

Paul W. Henry                      (5)               275,000 (6)          220,000 (6)               *
100 Second Ave. South
St. Petersburg, FL 33701

Persons unknown to                 (7)                   (7)              984,899 (7)              (7)
Registrant

__________________________

*  Indicates less than 1%.

(1) Mr. Gordon has been an officer and director of the Registrant since March 1991. He has been Chairman and Chief Executive Officer of Harvest International of America, Inc. ("HIA"), an affiliate of the Registrant engaged in the development of global tourism and trade in China and the United States since July 1989. In 1987, Mr. Gordon founded Phoenix Systems Group, Inc. ("PSG"), a wholly-owned subsidiary of the Registrant, and serves as its Chairman and Chief Executive Officer.
      Since November 1992, he has been an executive officer, director and the beneficial owner of Visitors Services, Inc. ("VSI"), an affiliate of the Registrant engaged in the business of providing reservation sales and automated reservations and informational services in support of the special needs of convention and visitors bureaus. Since its inception in 1993, Mr. Gordon has served as Chairman of Phoenix Systems Ltd. ("PSL"), a wholly-owned subsidiary of the Registrant. Additionally, he has served as Vice Chairman of Hainan-Phoenix Information Systems Ltd. ("HPISL"), a Chinese joint venture company which is 70% owned by PSL since its formation in 1994.

(2) Mr. Gordon directly owns 177,052 shares of the Registrant's common stock. 172,222 of those shares were issued to Mr. Gordon pursuant to partial exercise of options granted under the Registrant's Consulting and Services Compensation Agreement and are thereby eligible for resale. Mr. Gordon was granted a total of 1,500,000 options thereunder exercisable until December 22, 1998. The shares underlying the options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. In addition, Mr. Gordon indirectly owns (a) 3,403,263 shares of the Registrant's common stock as the control shareholder of Harvest International of America, Inc., an affiliate of the Registrant; and (b) 714,104 shares as the majority shareholder of Visitors Services, Inc., an affiliate of the Registrant.

(3) Mr. Sanders has been a director of the Registrant since January 1995 and has been a director, President and Chief Operating Officer of PSG, since August 1993. Since its formation in 1993, Mr. Sanders has served as a director, President and Chief Operating Officer of PSL. Additionally, Mr. Sanders has been a director of HPISL since its formation in 1994.

(4) Mr. Sanders directly owns 50,000 shares of the Registrant's common stock, which were issued to Mr. Sanders pursuant to a partial exercise of options granted under the Consulting and Services Compensation Agreement and are thereby eligible for resale. In addition, Mr. Sanders was granted a total of 500,000 options thereunder exercisable until August 16, 1998. The shares underlying the options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. Mr. Sanders has no indirect ownership of the Company's common stock.

(5) Henry has been an officer and director of the Registrant since August 1, 1992. He has been a director and Secretary of HIA since July 1989.
      Since October 2, 1992, Mr. Henry has been an officer and director of PSG. In addition, Mr. Henry has been a director of HPISL since its formation in 1994.

(6) Mr. Henry directly beneficially owns 275,000 shares of the Registrant's common stock, both directly and indirectly. Pursuant to Mr. Henry's Consulting Agreements with the Registrant, he has been granted a total of 220,000 options exercisable under the Registrant's Consulting and Services Compensation Agreement until November 1, 1998. The shares underlying the options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. At the date of this prospectus, Mr. Henry has not exercised any of those options.

(7) As the names of the Selling Security Holders and the amounts of the Shares to be reoffered become known, the Registrant will supplement this Prospectus with such information.


                              PLAN OF DISTRIBUTION

         All of the shares of Common Stock offered hereby are being sold by the Selling Security Holders and may be offered through the selling efforts of brokers or dealers unknown to the Registrant. Each of the Selling Security Holders are deemed affiliates of the Company and are thereby subject to the volume limitations imposed on affiliates and control securities by Rule 144 of the Securities Act of 1933, as amended, and may further be subject to internal restrictions or volume limitations on resale imposed on them by the Board of Directors of the Registrant. In addition, the Selling Security Holders are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The law firm of Futro & Associates, P.C. (the "Firm"), has acted as special securities counsel to the Registrant and certain of the Selling Security Holders, and has given its opinion as to the validity of the original issuance of the securities registered with the Initial Registration Statement hereunder, filed with the Securities and Exchange Commission on March 1, 1994, which opinion appears at Exhibit 5.1 thereto. The Firm, or certain of its employees, have been issued shares of Common Stock pursuant to the Registrant's Consulting and Services Compensation Agreement (the "Plan") in lieu of payment for past legal services and would be deemed to have a "substantial interest" in excess of $50,000 in the Registrant as of the date of the opinion through the date of effectiveness of the registration statement within the meaning of Rule 509 of Regulation S-K of the Securities Act of 1933, as amended. In addition, the Firm was granted stock options under the Plan and, upon exercise, received shares of Common Stock. Certain shares and the shares underlying the grant of option issuable pursuant to the Plan were registered with the Initial Registration Statement. The Firm, or certain of its employees, may, in the future, receive shares of Common Stock in lieu of payment for legal services.

NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on December 1, 1995.


                       PHOENIX INFORMATION SYSTEMS CORP.



                                        By:  /s/ Robert P. Gordon
                                             ----------------------------------
                                             Robert P. Gordon, Chairman,
                                             President, CEO, Principal
                                             Financial and Accounting Officer

                                        Date:  December 1, 1995


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                                        By:  /s/ Robert P. Gordon
                                             ----------------------------------
                                             Robert P. Gordon, Chairman,
                                             President, CEO, Principal
                                             Financial and Accounting Officer,
                                             Director

                                        Date:  December 1, 1995



                                        By:  /s/ Paul W. Henry
                                             ---------------------------------
                                             Paul W. Henry, Secretary, Director

                                        Date:  December 1, 1995



                                        By:  /s/ Xenophon L. Sanders
                                             ---------------------------------
                                             Xenophon L. Sanders, Director

                                        Date:  December 1, 1995



                                        By:  /s/ Robert J. Conrads
                                             ---------------------------------
                                             Robert J. Conrads, Director

                                        Date:  December 1, 1995

                                 EXHIBIT INDEX





                                                                                          SEQUENTIALLY
 EXHIBIT                                                                                    NUMBERED
 NUMBER      DOCUMENT                                                                         PAGE
  4.1        Registration Statement  of  the  Registrant  on Form  8-A,  filed  on              *
             August 2, 1995, File No. 0-26532


                                                                                        Not required with
 **  5.1     Opinion of Counsel, Futro & Associates, P.C.                             respect to reoffered
                                                                                           securities


  10.1       Consulting  and Services  Compensation Agreement,  as may  be amended             ***
             from time to time


  24.1       Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants


  24.2       Consent of Counsel, Futro & Associates, P.C.




*   Incorporated herein by reference.

** Opinion of Counsel with respect to the initial registration of the securities to be reoffered hereby was filed with the Securities and Exchange Commission under cover of Form S-8, SEC File No. 33-75862 (of which this post-effective amendment is a part), and is incorporated by reference.

*** Previously filed.